UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2014
Date of Report (Date of earliest event reported):

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-20540	95-4023433

(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301

(Address of principal executive offices)	(Zip Code)

(818) 878-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On June 19, 2014, the Board of Directors (the “Board”) of On Assignment, Inc. (the “Company”) nominated Arshad Matin to the Board and Mr. Matin has accepted the nomination. Mr. Matin has also been appointed to serve as a member of the Board’s Compensation Committee. Mr. Matin, age 50, has been the president, chief executive officer and a board member of Paradigm Ltd. since his appointment in May 2013. Paradigm was acquired by Apax Partners in 2012 for $1 billion and is a leading developer of software solutions to the global oil and gas industry.

From January 2012 to April 2013, Mr. Matin was executive vice president of IHS Inc., a NYSE-traded company that is a leading global source of information and analytics where he was responsible for lines of businesses accounting for over $1.5 billion in revenues and managed over 4,500 colleagues. He joined IHS through the acquisition of Seismic Micro-Technology, Inc. (“SMT”), a global leader in the geology and geophysics software market. He joined SMT in July 2007 and was the president, chief executive officer and a board member. Before joining SMT, Mr. Matin was general manager of an enterprise security business unit at Symantec Corporation which he joined in January 2006 upon the company's acquisition of BindView Corporation and remained until July 2007. BindView was a global provider of agent-less IT security compliance software. Mr. Matin took over as president and chief operating officer of BindView in 2004, and was responsible for products, sales, marketing, corporate development and services functions. Prior to BindView, Mr. Matin was a partner at the Houston office of McKinsey & Company from 1995 to 2004, where he served clients in both the technology and energy industries. He started his career as software developer for Oregon-based Mentor Graphics Corporation.

Mr. Matin earned a masters’ degree in business administration from the University of Pennsylvania – The Wharton School, a masters’ degree of science in computer engineering from the University of Texas at Austin, and a bachelor of engineering degree in electrical engineering from Regional Engineering College in India. Mr. Matin brings extensive experience to our Board managing and advising public and private high-technology companies.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting held on March 27, 2014, the Board approved a number of amendments to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), subject to approval by the Company’s stockholders of the amendments to the Certificate of Incorporation at the Company’s Annual Meeting of Stockholders held on June 19, 2014. The stockholders approved all of the proposed amendments (as further discussed in Item 5.07 below).

The amendments to the Certificate of Incorporation, among other things, (i) remove the requirement that the stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the authorized number of directors within a specified range of four to nine; (ii) remove the supermajority vote requirements to repeal, alter, amend or rescind certain provisions of the Bylaws; (iii) remove (x) the requirement that stockholders take action by meetings and (y) the restriction which prohibits stockholders from taking any action by written consent without a meeting; (iv) remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of the Certificate of Incorporation; and (v) update the Company’s registered office and add a provision which establishes Delaware as the exclusive forum for certain disputes.

The amendments to the Bylaws, among other things, (i) provide for the majority election of directors in uncontested elections and require a nominee in an uncontested election to tender his or her resignation if “against” votes exceed “for” votes; (ii) modify and update the advance notice provisions for stockholder nominations and proposals; (iii) change the number of directors to an authorized range of four to nine; (iv) specify that the number of directors within the approved range will be set pursuant to a resolution adopted by a majority of the total number of directors; (v) remove the requirement that any Bylaw amendment adopted by the Board increasing or reducing the authorized number of directors requires a resolution adopted by the affirmative vote of not less than 66 2/3% of the then outstanding shares of capital stock entitled to vote generally in an election of directors; (vi) eliminate the supermajority vote requirements to amend certain provisions in the Bylaws; (vii) add a provision which establishes Delaware as the exclusive forum for certain disputes; and (viii) generally update and modify the Bylaws to bring them more closely in line with the types of provisions generally contained in the bylaws of Delaware public corporations.

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective upon June 23, 2014, the date the filing of the Amended and Restated Certificate of Incorporation was accepted by the Delaware Secretary of State. The foregoing descriptions of the amendments to the Certificate of Incorporation and Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 19, 2014, On Assignment, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the Boston College Club located at 100 Federal Street, Boston, Massachusetts. A total of 54,325,944 shares of the Company’s common stock were entitled to vote as of April 21, 2014, the record date for the Annual Meeting. There were 50,545,053 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on several proposals. Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of two members of the Board to serve as directors until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. Peter T. Dameris and Jonathan S. Holman were elected receiving votes as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter T. Dameris	45,247,163	2,756,326	2,541,564
Jonathan S. Holman	42,705,086	5,298,403	2,541,564

Proposal 2.  Amending and Restating the Company’s Certificate of Incorporation

           The second proposal was divided into five separate approvals for various amendments to the Certificate of Incorporation. The separate proposals that were approved and their votes are as follows:

Proposal 2A: Amend Article V to remove the requirement that stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the number of directors within the authorized range of four to nine.

For	Against	Abstain	Broker Non-Votes
45,594,827	2,396,564	12,098	2,541,564

Proposal 2B: Amend Article V to remove the supermajority vote requirement to repeal, alter, amend or rescind certain provisions of our Amended and Restated Bylaws.

For	Against	Abstain	Broker Non-Votes
47,896,127	94,918	12,444	2,541,564

Proposal 2C: Amend Article IX to remove (1) the requirement that stockholders take action by meetings and (2) the restriction which prohibits stockholders from taking any action by written consent without a meeting.

For	Against	Abstain	Broker Non-Votes
47,490,444	498,054	14,991	2,541,564

Proposal 2D: Amend Article XII to remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of our existing restated certificate of incorporation, as amended, as well as revise paragraph 1 and remove paragraph 5 of Article VI of the Certificate of Incorporation.

For	Against	Abstain	Broker Non-Votes
47,899,266	91,780	12,443	2,541,564

Proposal 2E: Amend Article I to update our registered office and add a new Article XIII which establishes Delaware as the exclusive forum for certain disputes.

For	Against	Abstain	Broker Non-Votes
27,957,702	20,028,538	12,249	2,541,564

Proposal 3.  Advisory Vote on Executive Compensation

           The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
45,679,622	2,253,117	70,750	2,541,564

Proposal 4.  Ratification of Appointment of Independent Registered Accounting Firm

           The appointment of Deloitte & Touche LLP to serve as our independent registered accounting firm for the fiscal year ending December 31, 2014 was ratified by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-Votes
48,769,084	1,766,236	9,733	0

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of On Assignment, Inc., effective June 23, 2014
3.2	Amended and Restated Bylaws of On Assignment, Inc., effective June 23, 2014

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 25, 2014.

ON ASSIGNMENT, INC.

/s/	Jennifer Hankes Painter
By:	Jennifer Hankes Painter
Its:	VP, General Counsel and Secretary